EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-216943 and 333-200422 on Form S-3 and Registration Statement Nos. 333-144870, 333-176733, 333-183882, 333-205836, 333-219084 and 333-259308 on Form S-8 of our reports dated April 21, 2022, relating to the financial statements of Lakeland Industries, Inc. and the effectiveness of Lakeland Industries Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended January 31, 2022.

/s/ Deloitte & Touche LLP

Memphis, Tennessee

April 21, 2022